UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: April 25, 2017

(Date of earliest event reported)

Stillwater Mining Company

(Exact name of registrant as specified in its charter)

DE	001-13053	81-0480654
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

26 West Dry Creek Circle, Suite 400, Littleton, Colorado		80120
(Address of principal executive offices)		(Zip Code)

(406) 373-8700

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On April 25, 2017, Stillwater Mining Company (the “Company”) held its 2017 Annual Meeting of Shareholders (the “Annual Meeting”). Based on the voting results provided by the independent inspector of the elections at the Annual Meeting, the Company’s shareholders approved the proposal to adopt the Agreement and Plan of Merger, dated December 9, 2016 (the “Merger Agreement”), by and among the Company, Sibanye Gold Limited, Thor US HoldCo Inc. and Thor Mergco Inc. (“Merger Sub”), pursuant to which Merger Sub will be merged with and into the Company (the “Merger”). The complete tabulation of the voting results for the adoption of the Merger Agreement is set forth below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
91,012,990	5,346,956	580,291	6,147,930

The Company’s shareholders rejected, on an advisory (non-binding) basis, the proposal regarding the compensation that may be paid or become payable to the Company’s named executive officers in connection with the Merger by the votes indicated:

Votes For	Votes Against	Abstentions	Broker Non-Votes
35,358,648	60,759,252	822,337	6,147,930

The Company’s shareholders elected the following seven nominees as directors for terms expiring when their successors are duly elected or appointed: George M. Bee, Michael J. McMullen, Patrice E. Merrin, Lawrence Peter O’Hagan, Michael S. Parrett, Brian Schweitzer and Gary A. Sugar. The complete tabulation of voting results for the election of directors is set forth below.

Board of Directors Nominees:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
George M. Bee	90,703,810	5,400,545	835,882	6,147,930
Michael J. McMullen	90,282,294	6,160,162	497,781	6,147,930
Patrice E. Merrin	84,523,977	11,608,640	807,620	6,147,930
Lawrence Peter O’Hagan	90,521,598	5,583,690	834,949	6,147,930
Michael S. Parrett	90,247,181	5,688,285	1,004,771	6,147,930
Brian Schweitzer	89,112,758	7,274,674	552,805	6,147,930
Gary A. Sugar	90,639,475	5,291,014	1,009,748	6,147,930

The Company’s shareholders ratified the appointment of KPMG LLP as the Company’s independent registered accounting firm for 2017 by the votes indicated:

Votes For	Votes Against	Abstentions	Broker Non-Votes
93,329,983	8,896,893	861,291	—

The Company’s shareholders approved, on an advisory (non-binding) basis, the proposal regarding the compensation of the Company’s named executive officers for 2017 by the votes indicated:

Votes For	Votes Against	Abstentions	Broker Non-Votes
88,829,634	7,534,588	576,015	6,147,930

The Company’s shareholders approved, on an advisory (non-binding) basis, an annual frequency for holding future votes on compensation of the Company’s named executive officers by the votes indicated:

1 Year	2 Years	3 Years	Abstentions
68,630,743	526,925	23,277,897	4,504,672

The Company’s shareholders adopted and approved the Stillwater Mining Company Restated 2012 Equity Incentive Plan by the votes indicated:

Votes For	Votes Against	Abstentions	Broker Non-Votes
88,214,209	7,447,284	1,278,744	6,147,930

Item 8.01. Other Events.

On April 26, 2017, the Company sent a notice to Delaware Trust Company, as trustee (the “Trustee”) and holders of its 1.75% Convertible Senior Notes due 2032 (the “Notes”) as required under the Indenture, dated as of November 29, 2010 (the “Base Indenture”), by and between the Company and the Trustee, as amended and supplemented by that certain First Supplemental Indenture, dated as of October 17, 2012 (the “First Supplemental Indenture” and, together with the Base Indenture, as amended and supplemented by the First Supplemental Indenture, the “Indenture”). The notice to the Trustee and the holders of the Notes is attached hereto as Exhibit 99.1.

The notice to the Trustee and the holders of the Notes notifies them of, among other items, the anticipated date of the expected Fundamental Change and Make-Whole Adjustment Event (each, as defined in the Indenture), the anticipated convertibility of the Notes in connection with the Fundamental Change and Make-Whole Adjustment Event, the right of holder of the Notes to require the Company to repurchase such holder’s Notes in the event of a Fundamental Change and Make-Whole Adjustment Event and the Company’s intent to enter into a supplemental Indenture with respect to the Notes. In connection with the obligation to offer to repurchase the Notes as a result of a Fundamental Change and a Make-Whole Adjustment Event (each, as defined in the Indenture), the Company expects to file a tender offer statement on Schedule TO with the Securities and Exchange Commission (the “SEC”). The description contained herein is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities. The repurchase offer for the Notes required by the terms of the First Supplemental Indenture has not commenced. Holders of the Notes are urged to read the relevant repurchase documents when they become available because they will contain important information that such holders should consider before making any decisions regarding exercising their right to have their Notes repurchased. Holders of the Notes can obtain these documents when they are filed and become available free of charge from the SEC’s website at www.sec.gov, or from the Company’s Information Agent, Okapi Partners LLC, at the contact information below.

The Information Agent is:

Okapi Partners LLC

1212 Avenue of the Americas, 24th Floor

New York, New York 10036

Bankers and Brokers, Please Call: (212) 297-0720

Noteholders and All Others, Please Call Toll-Free: (877) 279-2311

Item 9.01. Financial Statements and Exhibits.

Exhibit 99.1.	Notice of Anticipated Merger Effective Date; Notice of Right to Convert, dated April 26, 2017, to Holders of 1.75% Convertible Senior Notes due 2032

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 26, 2017	STILLWATER MINING COMPANY

	By:	/s/ Michael J. McMullen
Michael J. McMullen
CEO and President

Exhibit Index

Exhibit No.	Description

99.1	Notice of Anticipated Merger Effective Date; Notice of Right to Convert, dated April 26, 2017, to Holders of 1.75% Convertible Senior Notes due 2032